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                                                                EXHIBIT 10.1


                                    HCA INC.
               2005 SENIOR OFFICER PERFORMANCE EXCELLENCE PROGRAM

PURPOSE AND ADMINISTRATION OF THE PROGRAM

The 2005 Senior Officer Performance Excellence Program (the "Program") has been established by HCA Inc. (the "Company") to encourage outstanding performance from its senior officers. Awards paid to Covered Officers, as that term is defined in the HCA 2000 Equity Incentive Plan (the "2000 Plan"), will be made pursuant to the 2000 Plan and are governed by the terms of the 2000 Plan. In the event of any inconsistency between the terms of the Program with respect to such awards and the 2000 Plan, the terms of the 2000 Plan shall govern. Subject to the foregoing and applicable law, all designations, determinations, interpretations, and other decisions under or with respect to the Program or any award shall be within the sole discretion of the Compensation Committee (the "Committee"), may be made at any time and shall be final, conclusive and binding upon all persons. The Committee may at any time delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to make decisions under or with respect to awards under the Program, except with respect to awards to persons who are officers of the Company under Section 16 of the Securities Exchange Act of 1934.

PARTICIPATION

All officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, who have at least three months employment (a "Participant") with the Company during 2005 (the "Fiscal Year") are eligible to receive an award pursuant to the Program.

INCENTIVE CALCULATION AND PAYMENT OF AWARDS

The Committee will make awards pursuant to the Program as set forth on Schedule 1 hereto, such awards to be made on such terms as the Committee may prescribe based on the performance criteria set forth on Schedule 1 hereto and such other factors as it may deem appropriate. The targets for the performance criteria shall be determined by the Committee in its discretion. Awards will be made as soon as practicable after financial results for the Fiscal Year are known, but in no event later than ninety (90) days after the end of the Fiscal Year. No awards will be paid to a Participant if the Committee determines that the Participant's conduct during the Fiscal Year was inconsistent with the Company's stated mission and values, the Code of Conduct or the Corporate Integrity Agreement. Awards pursuant to the Program will be paid in cash and on such other terms as the Committee may prescribe. Except as the Committee may otherwise determine in its sole and absolute discretion, termination of Participant's employment prior to the end of the Fiscal Year, other than for reasons of death or Disability (as defined in the 2000 Plan) will result in the forfeiture of the award by the Participant, and no payments shall be made with respect thereto. This Program is not a "qualified" plan for federal income tax purposes, and any payments are subject to applicable tax withholding requirements.

Adjustments for Unusual or Nonrecurring Events

The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting any Participant, the Company, or any subsidiary or affiliate, or the financial statements of the Company or of any subsidiary or affiliate; in the event of changes in applicable laws, regulations or accounting principles; or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Program. The Committee is also authorized to adjust performance targets or awards (other than with respect to performance awards to Covered Officers) to avoid unwarranted penalties or windfalls. Performance awards to Covered Officers may be reduced, but not increased, in the sole discretion of the Committee in order to avoid unwarranted windfalls. Notwithstanding anything to the contrary, no such adjustment shall be authorized to the extent that such authority would be inconsistent with an award to a Covered Officer being paid solely on account of the attainment of pre-established, objective performance goals, all within the meaning of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

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No Right to Employment

The grant of an award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary or affiliate.

No Trust or Fund Created

Neither the Program nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary or affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any subsidiary or affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary or affiliate.

No Rights to Awards

No person shall have any claim to be granted any award and there is no obligation for uniformity of treatment among Participants. The terms and conditions of awards, if any, need not be the same with respect to each Participant.


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                                                                   SCHEDULE 1

2005 MEASURES AND WEIGHTINGS


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                                     EPS(2)          EBITDA(3)          Other(4)
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
Covered Officers(1)                  50%               50%                --
-------------------------------------------------------------------------------
Division President                   --                70%               30%
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All other Senior Officers            40%               40%               20%
--------------------------------------------------------------------------------

         (1) Covered Officers shall have the meaning set forth in the 2000 Plan.

         (2) For the purposes of the above calculations, EPS is net income excluding settlements with government agencies, gains or losses on sales of facilities, impairment of investment securities, impairment of long-lived assets, restructuring of operations and investigation costs, losses on retirement of debt and the related tax effect of all these items. This adjusted net income amount would then be divided by diluted shares (including the dilutive effect of options, warrants and other increments) to compute EPS.

         (3) Based on total Company, Group or Division EBITDA, as applicable. For the purposes of this calculation, EBITDA means income before depreciation and amortization, interest expense, loss on retirement of debt, settlement with Federal government, gains and losses on sales of facilities, impairment of investment securities, impairment of long-lived assets, investigation related costs, minority interests and income taxes.

         (4) Other measures may include patient, physician, employee or client satisfaction, or other individual goals.


2005 COVERED OFFICER PEP OPPORTUNITIES:

         Each participant in the Program is assigned an annual award target expressed as a percentage of salary. The annual award targets and maximums (as percentages of base salary) for the Covered Officers are as set forth below.


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                           2005 THRESHOLD     2005 TARGET        2005 MAXIMUM
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
Chairman & CEO                  60%                120%                240%
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President & COO               37.5%                 75%                150%
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East & West Group               30%                 60%                120%
Presidents
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Other                           25%                 50%                100%
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

         The annual award targets for senior officers other than the Covered Officers range from 30% to 50% of base salary, with maximums ranging from 60% to 100% of base salary. Participants shall receive 100% of the target award for target performance, 50% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance. Payouts between threshold and maximum shall be calculated by the Committee in its sole discretion using interpolation. The threshold, target and maximum performance levels shall be set by the Committee in their sole discretion.